Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52648, 333-159590, 333-171941, 333-177152, 333-175022, 333-120968 and 333-148339) pertaining to the Employees’ Stock Based Compensation Plans of Endo Pharmaceuticals, Holdings Inc. of our report dated March 26, 2010, with respect to the financial statements of Generics International (US), Inc. and Subsidiaries for the year ended December 31, 2009 included in this Form 8-K/A.

/s/ Ernst & Young LLP

Metro Park, New Jersey

October 13, 2011